EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-89317, and 333-86809 on Form S-3 and Registration Statement Nos. 33-51744, 33-65239, 333-12189, 333-62187, 333-84219, 333-38884, 333-68760, 333-68762, 333-110948, 333-100254, 333-100255, 333-139142, and 333-139143 on Form S-8 of our report dated March 7, 2008, relating to the consolidated financial statements and financial statement schedule of MSC.Software Corporation and subsidiaries (the “Company’), and the effectiveness of the Company’s internal control over financial reporting, which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption in 2007 of Interpretation 48, Accounting for Uncertainty in Income Taxes, an Interpretation of FAS 109, Accounting for Income Taxes, and the Company’s adoption in 2006 of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, and of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statement No. 87, 88, 106 and 132R, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

March 7, 2008